UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 24, 2008

FirstFed Financial Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9566	95-4087449
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard, Los Angeles, California	90066
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:       (310) 302-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           At a meeting held on July 24, 2008, the Board of Directors of the Registrant appointed Nicholas C. Biase to the Registrant’s Board of Directors.  Mr. Biase has been appointed to serve on the Board for a term ending at the 2010 annual meeting of stockholders and until his successor is duly elected and qualified.  Mr. Biase has not been appointed to any committee of the Board, nor at this time is he expected to be so appointed.

Mr. Biase is currently a member of the Board of Directors of Findim Group S.A., a financial holding corporation for a group of companies in the real estate, agriculture and finance sectors which, according to a filing on Schedule 13D/A filed with the Securities and Exchange Commission on February 29, 2008, holds sole voting and dispositive power over 1,366,654 shares of the Registrant’s common stock, or 9.99% of the total shares outstanding at March 5, 2008.

At Findim, Mr. Biase’s direct responsibilities, among others, are in international fiscal matters, investments in financial markets, acquisitions of participations, supervision of affiliates in all the Americas, and strategies and policy making for the Group.  Mr. Biase joined Findim in 1996 after successful tenures as Vice President of REFCO, a company involved in the trading and brokerage in futures, foreign exchange and interest rate areas, and as President and Chairman of the Board of Directors of the Montauk Lake Club, an investment property and operating company.  He was also previously a Member of the Board of Directors of Monterey Bay Bancorp (1997-2002).

A press release announcing the appointment of Mr. Biase was issued by the Registrant on July 25, 2008, is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release of the Registrant, issued July 25, 2008.

S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTFED FINANCIAL CORP.

Dated: July 25, 2008	By: /s/	Babette E. Heimbuch
Babette E. Heimbuch
Chief Executive Officer

Exhibit 3(ii)

FIRSTFED FINANCIAL CORP. ANNOUNCES

APPOINTMENT OF NICHOLAS C. BIASE
AS DIRECTOR

July 25, 2008, Los Angeles, California.  The Board of Directors of FirstFed Financial Corp. (NYSE-FED) today announced that Nicholas C. Biase has been appointed by the Board of Directors of the Company to a seat on the Board.

Biase currently serves as a representative and a Member of the Board of Directors of Findim Group S.A., a financial holding corporation for a group of companies in the real estate, agriculture and finance sectors.  His direct responsibilities, among others, are in international fiscal matters, investments in financial markets, acquisitions of participations, supervision of affiliates in all the Americas, and strategies and policy making for the Group.

Findim is the investment vehicle for the Fossati family of Italy and owns 9.9% of FirstFed Financial Corp.  Biase joined Findim in 1996 after successful tenures as Vice President of REFCO, a company involved in the trading and brokerage in futures, foreign exchange and interest rate areas, and as President and Chairman of the Board of Directors of the Montauk Lake Club, an investment property and operating company.  He was also previously a Member of the Board of Directors of Monterey Bay Bancorp (1997-2002).

Biase’s other current Board of Director affiliations include his status as a Member of PASA Board of Directors; PASA is a privately-held Spanish/Italian food company.

According to Babette Heimbuch, FirstFed’s Chairman of the Board and Chief Executive Officer, “We are pleased to welcome Nick to FirstFed’s Board of Directors.  His banking experience and expertise in financial markets, along with his strong stockholder perspective, will enhance and strengthen the Company’s continuing commitment to a total alignment with our investors.

FirstFed Financial Corp. is the parent holding company of First Federal Bank of California, a $7.1 billion banking institution with 37 retail offices throughout Southern California.

Contact:  Evon G. Rosen, Senior Vice President, Marketing.  Telephone:  310/302-5600

This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995.  These forward-looking statements are subject to various factors, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations, the availability of branch opening opportunities, competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions.  In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change.  The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements.